Exhibit 10.6

EXECUTION VERSION

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND

REAFFIRMATION OF PERFORMANCE GUARANTY

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of February 8, 2016, is by and among PRESIDIO CAPITAL FUNDING LLC, as the seller (together with its successors and permitted assigns, the “Seller”), PRESIDIO LLC, formerly known as Presidio, Inc., as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PRESIDIO NETWORKED SOLUTIONS LLC, formerly known as Presidio Networked Solutions, Inc., as sub-servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Sub-Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto and PNC Bank, National Association (“PNC”), as the administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), a related committed purchaser (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Purchaser”) and a purchaser agent (in such capacity, together with its successors and permitted assigns in such capacity, a “Purchaser Agent”), and is reaffirmed by, with respect to Section 11 hereof, PRESIDIO IS LLC, formerly known as Presidio IS Corp., as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”)

BACKGROUND

WHEREAS, the parties hereto entered into that certain Second Amended and Restated Receivables Purchase Agreement as of February 2, 2015 (the “Original Receivables Purchase Agreement”), as amended by that certain Assignment and Amendment Agreement, dated as of October 5, 2015 (the “Assignment and Amendment Agreement”; together with the Original Purchase Agreement, as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Receivables Purchase Agreement.

SECTION 2. Amendments to Receivables Purchase Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Receivables Purchase Agreement is hereby amended as follows:

(a) The Commitment amount of PNC as set forth below PNC’s signature to the Receivables Purchase Agreement is hereby amended by deleting the amount “$200,000,000” in its entirety and replacing it with the amount “$250,000,000”.

(b) The definition of “Purchase Limit” set forth in Exhibit I of the Receivables Purchase Agreement is hereby amended by deleting the amount “$200,000,000” in its entirety and replacing it with the amount “$250,000,000”.

SECTION 3. Representations, Warranties and Enforceability. Each of the Seller and Servicer hereby represents and warrants to the Administrator, the Purchaser Agents, and the Purchasers, as of the date hereof with respect to itself, as follows:the representations and warranties of it contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event, Unmatured Termination Event, Servicer Default or Unmatured Servicer Default, as set forth in Exhibit V or Exhibit I, as applicable, of the Receivables Purchase Agreement; and

(c) (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Receivables Purchase Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their respective terms.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Administrator shall have received a fully executed counterpart of (i) this Amendment, (ii) the Structuring Fee Letter, dated as of the date hereof, by and among the Administrator, the Seller and the Servicer, and (iii) such other documents as may be required in connection with the foregoing (collectively, the “Amendment Documents”).

(b) The Administrator shall have received such documents and certificates as the Administrator shall have reasonably requested on or prior to the date hereof.

(c) The Administrator shall have received all fees and other amounts due and payable to it under the Receivables Purchase Agreement and in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Seller agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d) No Termination Event, Unmatured Termination Event, Servicer Default or Unmatured Servicer Default, as set forth in Exhibit V or Exhibit I, as applicable, of the Receivables Purchase Agreement, shall have occurred and be continuing.

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SECTION 5. Amendment. The Seller, the Servicer, the Sub-Servicer, the Administrator, the various Purchasers and Purchaser Agents from time to time party thereto, and, with respect to Section 11 hereof, the Performance Guarantor, hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 7. Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8. Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the Seller, the Servicer, the Administrator, the various Purchasers and Purchaser Agents from time to time party thereto, and, with respect to Section 11 hereof, the Performance Guarantor, and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

SECTION 11. Ratification of Performance Guarantee. After giving effect to this Amendment and the remaining Amendment Documents, all of the provisions of that certain Performance Guaranty, dated as of March 31, 2011 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”), by the Performance Guarantor in favor of the Administrator, shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

PRESIDIO CAPITAL FUNDING LLC, as Seller

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief
Financial Officer, and Assistant Secretary

PRESIDIO LLC, as Servicer

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief
Financial Officer, and Assistant Secretary

PRESIDIO NETWORKED SOLUTIONS LLC, as Sub-Servicer

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief
Financial Officer, and Assistant Secretary

S-1	Amendment 1 to 2nd A&R RPA (PNC/Presidio)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator, a Related Committed Purchaser and a Purchaser Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

S-2	Amendment 1 to 2nd A&R RPA (PNC/Presidio)

Acknowledged and reaffirmed by, with respect to Section 11 hereof, as of the date first written above:
PRESIDIO IS LLC, as Performance Guarantor

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief
Financial Officer, and Assistant Secretary

S-3	Amendment 1 to 2nd A&R RPA (PNC/Presidio)